UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

On December 10, 2013, Anacor Pharmaceuticals, Inc. (Anacor) announced the completion of the TQT-108 phase 1 cardiac safety study for AN2728.  The primary endpoint of this study was the assessment of change from baseline ECG (specifically QT/QTc interval) following multiple doses of AN2728 Topical Ointment, 2% as compared to vehicle ointment at Day 9.

Study results indicate that AN2728 Topical Ointment, 2% did not have any significant effect on the primary endpoint and was therefore deemed safe from a cardiac safety perspective.  The positive control moxifoxacin did show an expected effect, which validates the assay sensitivity of the trial.  AN2728 Topical Ointment, 2% was generally safe and well-tolerated with the most common adverse events being application site reactions.

Based on these findings, the AN2728 program will proceed towards an End of Phase 2 meeting with the Federal Drug Administration in the first quarter of 2014 and, subject to the results of the End of Phase 2 meeting, Anacor plans to initiate Phase 3 trials in atopic dermatitis in the first half of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer